                                                                   EXHIBIT 10.18

                                AGREEMENT BETWEEN
                                SIMMONS COMPANY,
                              COLUMBUS, OHIO PLANT

                                       AND

                        UNITED STEEL WORKERS OF AMERICA,
                                 AFL, CIO, CLC

                                    LOCAL 424


                     October 16, 2001 until October 15, 2004

                                     INDEX

ARTICLE           TITLE                                                                                       PAGE
-------           -----                                                                                       ----
    I             RECOGNITION AND UNION SECURITY..........................................................      1
                  Employees Covered.......................................................................      1
                  Union Security..........................................................................      2
                  Check-Off...............................................................................      3
                  Union Representative Seniority..........................................................      3
                  Procedure for Returning from Leave of Absence for Union Activity........................      3

    II            DISCIPLINARY PROCEDURE..................................................................      3
                  Just Cause..............................................................................      3
                  Interview and Hearing...................................................................      3
                  Good Faith Duties.......................................................................      4
                  Correction of Offense...................................................................      4
                  Disciplinary Policy.....................................................................      4

    III           GRIEVANCE PROCEDURE AND ARBITRATION.....................................................      5
                  Grievance Procedure.....................................................................      5
                  Grievances - Step 1.....................................................................      5
                  Grievances - Step 2.....................................................................      5
                  Grievances - Step 3.....................................................................      6
                  Resolution by Default...................................................................      6
                  Arbitration of Disputes.................................................................      6
                  Selection of Arbitrators................................................................      6
                  Authority of Arbitrator.................................................................      7
                  Expedited Arbitration...................................................................      7

    IV            HOURS OF WORK AND PREMIUM PAY...........................................................      8
                  Work Week...............................................................................      8
                  Overtime Hours..........................................................................      8
                  Saturday and Sunday Work................................................................      8
                  Availability for Scheduled Work.........................................................      8
                  No Pyramiding...........................................................................      9
                  Shift Schedule..........................................................................      9
                  Shift Premiums..........................................................................     11
                  Reporting Pay...........................................................................     11

    V             NO STRIKE - NO LOCKOUT..................................................................     11

    VI            MANAGEMENT RIGHTS CLAUSE................................................................     11

ARTICLE           TITLE                                                                                       PAGE
-------           -----                                                                                       ----
    VII           SENIORITY...............................................................................      11
                  Accumulation of Seniority...............................................................      12
                  Termination of Seniority................................................................      12
                  Layoff..................................................................................      13
                  Right of Recall.........................................................................      14
                  Notice of Recall........................................................................      15
                  Change of Address.......................................................................      15
                  Layoff Notice...........................................................................      16
                  Furlough................................................................................      16
                  Equalization of Work Wherever Practicable...............................................      16
                  Probationary Period.....................................................................      16
                  Return from Promotion out of Bargaining Unit............................................      16
                  Seniority List..........................................................................      17
                  Change in Union Representatives.........................................................      17
                  Job Bidding Procedures..................................................................      17
                  Transfer After Successful Bid...........................................................      17
                  In the Event of No Bidders..............................................................      18
                  War Emergency...........................................................................      18
                  Seniority Bonus.........................................................................      18
                  Temporary Employees.....................................................................      18

    VIII          WAGES...................................................................................      18
                  Hiring Rate.............................................................................      18
                  Hourly Rates............................................................................      19
                  Shop Committee Meetings.................................................................      19
                  General Wage Increases..................................................................      19
                  Reactivation of Old Classifications.....................................................      19
                  Establishment of New Classifications....................................................      19
                  Rate for Borrowed Man...................................................................      20
                  Average Rate Computation................................................................      20
                  Work Wait Compensation..................................................................      21
                  Injured During Work.....................................................................      22
                  Qualified Incentive Workers.............................................................      23

ARTICLE           TITLE                                                                                       PAGE
-------           -----                                                                                       ----
    IX            STANDARD ALLOWED HOURS..................................................................      23
                  Incentive Compensation Plan.............................................................      23
                  New or Varied Jobs and Operations.......................................................      23
                  Standard Allowed Hour...................................................................      24
                  Written Confirmation and Effective Date of SAH..........................................      25
                  Procedural Interpretation of Section....................................................      25
                  Grievances Regarding Incentive Standards................................................      26
                  Availability of Time Study Data.........................................................      27
                  Union Time Study Engineer...............................................................      27
                  Standard Data...........................................................................      27

    X             PAID HOLIDAYS...........................................................................      28
                  Holidays Observed.......................................................................      28
                  Eligibility.............................................................................      28
                  Leave of Absence........................................................................      28
                  Holiday Pay.............................................................................      28
                  Holidays During Approved Vacation.......................................................      28
                  Multiple Holidays on Same Day...........................................................      28
                  Holidays on Sunday......................................................................      28
                  Holidays on Saturday....................................................................      29
                  Pay Rate................................................................................      29
                  Overtime and Premium Pay................................................................      29

    XI            PAID VACATIONS..........................................................................      29
                  Vacation................................................................................      29
                  Pay Rate................................................................................      30
                  Intermittent Vacation...................................................................      30
                  Plant Shutdown and Staggered Vacation...................................................      30
                  Eligibility.............................................................................      30
                  Scheduling of Staggered Vacations.......................................................      30
                  No Accumulation.........................................................................      31
                  Shift Premium...........................................................................      31

    XII           INVENTORY WORK..........................................................................      31

    XIII          LEAVE OF ABSENCE........................................................................      31
                  Return from Leave of Absence............................................................      31

    XIV           UIU PENSION TRUST.......................................................................      31

ARTICLE           TITLE                                                                                        PAGE
-------           -----                                                                                        ----
    XV            UNITED STEELWORKERS HEALTH AND WELFARE FUND.............................................       33
                  Benefit Plan(s).........................................................................       33
                  Contribution Rates......................................................................       33
                  Eligibility.............................................................................       34
                  Employee Contributions..................................................................       34
                  Sickness and Health and Life Insurance..................................................       34
                  Payment of Contributions................................................................       35
                  Coverage................................................................................       35
                  Election of Category of Coverage and Right to Change....................................       35
                  Requirements............................................................................       35
                  Hold Harmless...........................................................................       35
                  Reinstatement of Coverage...............................................................       36
                  Part Time Employees.....................................................................       36
                  Audit Rights............................................................................       36
                  Availability of Benefits................................................................       36

    XVI           JURY SERVICE............................................................................       36

    XVII          BEREAVEMENT PAY.........................................................................       37
                  Definition..............................................................................       37
                  Payment.................................................................................       37

    XVIII         BULLETIN BOARDS.........................................................................       37
                  Bulletin Boards.........................................................................       37
                  Posting of Notices......................................................................       37

    XIX           MILITARY CLAUSE.........................................................................       38

    XX            EMPLOYEE BIRTHDAY PAY...................................................................       38

    XXI           EQUAL EMPLOYMENT OPPORTUNITY............................................................       38

    XXII          MISCELLANEOUS...........................................................................       39
                  Information.............................................................................       39
                  Safety Shoes............................................................................       39
                  Cameras.................................................................................       39
                  Hand Cleaner............................................................................       39
                  Skills Audits...........................................................................       39
                  Incentive Systems.......................................................................       39

ARTICLE           TITLE                                                                                       PAGE
-------           -----                                                                                       ----
    XXIII         SAVING CLAUSE...........................................................................       39
                  Separability............................................................................       39
                  Federal and State Laws..................................................................       39

    XXIV          SEVERANCE AND PLANT CLOSINGS............................................................       40

    XXV           DURATION AND TERMINATION OF SUPPLEMENT..................................................       40
                  Effective Dates.........................................................................       40
                  Entire Agreement........................................................................       40
                  Modification or Termination ............................................................       40

    XXVI          CONTRACT RE-OPENER......................................................................       40

                  SIGNATURES..............................................................................       42

                  APPENDIX "A" RATES FOR HOURLY WORKERS...................................................       43

                  APPENDIX "B" RATES FOR INCENTIVE WORKERS................................................       45

                  APPENDIX "C" ARBITRATORS FOR EXPEDITED
                           ARBITRATION....................................................................       47

                               COLUMBUS AGREEMENT

                                    AGREEMENT

         This Agreement, made this 16H day of October, 2001, by and between Simmons Company, Columbus, Ohio (hereinafter referred to as the Company) and the United Steelworkers of America, AFL, CIO, CLC (hereinafter referred to as the Union) on behalf of its Local Union No. 424, for and on behalf of itself and the employees of said Company at its plant located at Columbus, Ohio.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the promises and of mutual covenants and AGREEMENTs of the parties hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                         RECOGNITION AND UNION SECURITY

         1.01 The UNION and the COMPANY shall cooperate to promote the welfare of the COMPANY and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the EMPLOYER and the UNION and, therefore, all AGREEMENTs or understandings concerning hours, wages and working conditions between the EMPLOYER and the employees covered by this contract are to be made by the EMPLOYER with the UNION as the representative of said employees. No individual employee or group of employees, nor member of the COMPANY shall have the authority to abridge or modify this AGREEMENT in any manner.

         1.02 EMPLOYEES COVERED. The Company hereby recognizes the Union as the sole and exclusive collective bargaining agent for all the Company's employees employed by it at its Columbus, Ohio plant. The persons covered by this contract include all production employees of the Company employed in its Columbus, Ohio, plant, excluding executives, sales employees, office workers, timekeepers, watchmen, office janitors, maintenance department employees, truck drivers, foremen, supervisors, private chauffeurs, main office, clerical, and engine room and power plant employees.

         1.03     UNION SECURITY.

                  A. The Company agrees that as a condition of employment all employees in the bargaining unit shall become members of the Union after the thirtieth day of their employment or thirty (30) days after the execution date of this AGREEMENT, whichever is later. All employees who become members of the Union shall remain members of the Union in good standing by proper tender of dues and initiation fees during the term of this AGREEMENT.

                  B. The Union agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

                  C. Within five (5) days after receipt of written notice from the Union that any employee has failed, pursuant to the terms of this Article, to tender payment of the regular dues and initiation fee uniformly required as a condition of acquiring or retaining membership in the Union, the Company shall discontinue its employment of such employee. The Company shall not be required by the Union to discontinue the employment of any employee for any other reason.

                  D. Upon demand by the Union that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the Company shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the Union in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the Union pursuant to paragraphs a, b, c, or d of this section, the Union agrees to indemnify the Company from any final determination of liability for this action if, prior to the discharge, the Company sends an overnight letter to the District Director notifying him of the requested discharge. Failure of the District Director to respond by Overnight mail within five (5) days will be deemed concurrence with the local Union request.

                  E. The Company shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period set forth in section 7.10 of this AGREEMENT.

                  F. The provisions of this section shall be applicable only to the extent permitted by applicable state and federal law.

                  G. No Union member shall be compelled to train employees of a non-Union shop.

         1.04 CHECK-OFF. Upon written individual voluntary authorization by each employee and subject to the requirements of any applicable local, state or federal law, membership dues and initiation fees of the UNION as authorized and approved by the United Steelworkers of America UNION Executive Board due and unpaid shall be deducted from the wages of all employees covered by this AGREEMENT and remitted by the COMPANY each and every month to the International Secretary-Treasurer. This article or any section thereof shall not be operative where prohibited by state law. The Union agrees that it will indemnify and save the Company harmless from any and all liability, claims, responsibility, damages or suit which may arise out of any action taken by the Company in accordance with the terms of this Article or in reliance upon the authorization mentioned herein.

         1.05 UNION REPRESENTATIVE SENIORITY. All officers shall have top seniority in their classification in the Department and Plant on all layoffs and recalls. The priority sequence will be as follows: President, Vice President, Financial Secretary, Recording Secretary, Treasurer, and three (3) Trustees.

         1.06 PROCEDURE FOR RETURNING FROM LEAVE OF ABSENCE FOR UNION ACTIVITY. An employee, at the expiration of his leave of absence for Union activity, shall be returned to his former classification on the basis of seniority.


                                   ARTICLE II

                             DISCIPLINARY PROCEDURE

         2.01 JUST CAUSE. The Company shall not discharge, suspend, or otherwise discipline any employee except for just cause, or as provided in Section 1.03(d).

         2.02 INTERVIEW AND HEARING. In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which he must be represented by a Shop Steward or an officer of the Union.

                  The Union representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the Company concerning the matter. The interview may be of very short duration and shall not be construed as part of the grievance procedure, as described in Article III of this Agreement, inasmuch as the primary function of the interview is to make certain that a Union representative is aware of the discipline and that the employee knows precisely what he or she is disciplined for.

                  In cases of physical altercation or where the employee is not on Company premises at the time of the disciplinary action, the interview will be dispensed with.

                  A discharged employee shall be entitled to a hearing before the Company Plant Labor Relations Committee at 10:00 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the Union and the Company.

                  In the event an employee is unable to attend or the Union is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the Company is not liable for any wage during such period.

         2.03 GOOD FAITH DUTIES. No employee acting in the capacity of a Union officer or Union representative shall be disciplined for carrying out in good faith his duties under the provisions of this Agreement or as permitted by applicable law.

         2.04 CORRECTION OF OFFENSE. Once an individual is reprimanded and the offense is not committed again for a period of twelve (12) months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging Company property, and poor quality.

         2.05 DISCIPLINARY POLICY. SIMMONS corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but, rather, to educate, correct and train people as effective team members who can be counted on to give reliable productive performance.

                   The Company shall have five (5) working days from the time it learns of the alleged offense to issue disciplinary action. This time limit will be extended to include the time the employee subject to discipline is not physically present at the plant to receive the discipline. After either of the aforementioned times, whichever is later, no discipline can be issued.

                  Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of the lesser offenses as contrasted with the more serious offenses described in Section 2.04, each manager is cautioned with the need to believe that the employee has corrected his problem in the event there is no repetition of such within one year of the last infraction.

                                   ARTICLE III

                       GRIEVANCE PROCEDURE AND ARBITRATION

         3.01     GRIEVANCE PROCEDURE

                  A. It is the intent of the parties to this Agreement that the grievance procedure hereby established shall serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the Company and its employees or the Company and the Union.

                           A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the Company and employee(s) or between the Company and the Union over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

                  B. Should any grievance arise between the Company and any of the Company's employees involving a work assignment, the employee involved shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his life, limb, or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

                  C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and Union representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

         3.02 GRIEVANCES - STEP 1. If the grievance is not settled in verbal discussion described in Section 1(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his designated Union representative. The designated Union representative shall present the grievance form to the supervisor within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The supervisor has two (2) work days to answer.

         3.03 GRIEVANCES - STEP 2. A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) work days from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two (2) days shall meet and discuss the matter with the employee and a Union representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

         3.04 GRIEVANCES - STEP 3. If a settlement is not obtained in Step 2, the grievance shall be referred to the Company's Vice President - Human Resources, or his designated representative, as Step 3 by the Local Union representative within five (5) working days from the date of the reply under Step 2. The International Representative of the Union shall meet with the Company's Vice President - Human Resources, or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the Company to the grievance considered at such meeting shall be given to the International Representative of the Union within five (5) working days after such meeting.

                  If an employee is needed as witness in the process of Step 1 or 2 by the Union, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the Union.

         3.05 RESOLUTION BY DEFAULT. Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this Article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this Article, they shall be work days exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.

         3.06 ARBITRATION OF DISPUTES. If the grievance is subject to arbitration as provided herein and all conditions in Section 3.01 above have been satisfied, including the applicable time limits, then the Union on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the Company's answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this Article.

         3.07 SELECTION OF ARBITRATORS. Within ten (10) calendar days after the Union files its written request for arbitration pursuant to Section 3.06 above, the Company or the Union may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The Union shall notify the Company of its first strike, and each party shall then alternately strike one name until only one name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

                  In the event the Union and the Company are unable to agree to a base rate on a new classification as provided in Section 8.09 the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

                  Appeals under the Standard Allowed Hour Formula as described in Article IX, if warranted, shall be carried to arbitration under the above described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

         3.08 AUTHORITY OF ARBITRATOR. In interpreting and applying the provisions of this Agreement and in making findings of fact, the arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the arbitrator shall be judicial rather than legislative in nature. No arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the Company's rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

                  The arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter which is not expressly made subject to arbitration by the terms of this Agreement. No decision of the arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

         3.09 EXPEDITED ARBITRATION. The Union or the Company may invoke the expedited grievance procedure, as distinguished from the ordinary grievance procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. THE PARTIES WILL EACH SELECT THREE (3) ARBITRATORS WHO ARE EITHER AMERICAN ARBITRATION ASSOCIATION OR FMCS ARBITRATORS TO SERVE ON AN EXPEDITED ARBITRATION PANEL. TWO OF THE SIX ARBITRATORS SHALL BE QUALIFIED TIME STUDY ENGINEERS AND ALL ARBITRATORS SELECTED FOR THE PANEL MUST BE WILLING TO ACCEPT THE CONTRACTUAL CONDITIONS FOR EXPEDITED ARBITRATION. THE PARTY REQUESTING THE EXPEDITED GRIEVANCE PROCEDURE SHALL IMMEDIATELY CONTACT THE AMERICAN ARBITRATION ASSOCIATION TO REQUEST THE FIRST AVAILABLE ARBITRATOR FROM THE PRE-AGREED PANEL OF SIX (6) ARBITRATORS (SEE APPENDIX C) WHO CAN HEAR THE CASE WITHIN SEVEN (7) CALENDAR DAYS OF THE REQUEST.

                  The arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's written opinion will follow within thirty (30) days and such decision shall be final and binding on both parties.

                  All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure, shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

                                   ARTICLE IV

                          HOURS OF WORK AND PREMIUM PAY

         4.01 WORK WEEK. For the purpose of computing overtime pay, eight (8) hours shall constitute a day's work; forty (40) hours, from Monday THROUGH Friday inclusive, shall constitute a week's work.

         4.02 OVERTIME HOURS.

              A. All authorized time worked before regular starting time and/or after regular quitting time, including authorized time worked during the regular lunch period, shall be paid at time and one-half the average straight time hourly earnings as computed in Section 8.11 reflecting the earnings for the week in which the overtime is worked.

              B. Anyone reporting to work after their regular staring time will receive overtime pay only upon completion of eight (8) hours work.

         4.03 SATURDAY AND SUNDAY WORK. All work on Saturday as such will be paid at time and one-half. Also, double time will be paid for all work performed on Sunday, except in the case of any shift beginning in the preceding day and continuing into Sunday. Double time shall be paid to employees who are scheduled to work and perform work on a holiday.

         4.04 AVAILABILITY FOR SCHEDULED WORK. Employees must be available for all work scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason may be excused by management from working regular or overtime work at any particular time.

         OVERTIME SCHEDULING. Employees must be available to work overtime on the day they return from any absence if overtime was scheduled in their classification and the employee failed to speak to their immediate or assigned supervisor when reporting their absence. (Overtime shall not exceed 10 hours).

              (a) Overtime. The normal overtime schedule for production employees will be limited to ten (10) hours per day Monday through Friday and no more than eight (8) hours on Saturday. In the event of a serious customer service requirement, overtime hours may be expanded to a maximum of twelve (12) hours per day Monday through Friday and eight
                     (8) hours on Saturday. If twelve (12) hours are necessary, the Company will first seek volunteers. If there are not enough volunteers then the overtime will be scheduled according to seniority. Production on Sundays and holidays may be performed by volunteers but will not be mandatory. No employee can be scheduled for more than 58 hours in a one week period. Work over 58 hours will be done on a voluntary basis only.

              (b) On those occasions where the COMPANY's orders are heavy they must have the right to schedule overtime to satisfy the customers' requirements. If the overtime requirement continues the COMPANY will hire new people and train them or even bring in finished stock from other factories rather than work continued overtime. Over the long run heavy overtime tends to be counter productive and is not in the best interest of SIMMONS COMPANY or its employees. The COMPANY'S intent here is to have the flexibility needed to work overtime on a limited basis to satisfy the customers. In all cases the COMPANY will make every effort to use the variable starting times by department so as to reduce the amount of overtime required on a daily basis.

              (c) Production on Sundays and holidays and in excess of the hours described in (a) above may be performed by volunteers but will not be mandatory.

              (d) If a holiday falls on Friday, then Saturday work shall be performed by volunteers.

         4.05 NO PYRAMIDING. There shall be no pyramiding of any premium or overtime pay under this Agreement for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

         4.06 SHIFT SCHEDULE. The following is the usual shift schedule. The shift schedule below will be modified to permit local plant management to vary the starting time up to one hour either before or after the described normal starting time for those operations needed to balance the flow of work without penalty of overtime premium. The COMPANY is required to give three (3) calendar days notice of such change in writing to the UNION as well as posting such on the Bulletin Board and giving notice to the individual involved. Failure to give three (3) days notice for shift varying times will not release the COMPANY from payment of overtime premium pay. When it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of customer demands, the Company may adjust shift hours, plus or minus up to one hour, with reasonable notice (reasonable means by the end of the prior working day) without penalty of overtime premium.

              A. When one shift is to be worked in any department, the schedule will be from 7:00 a.m. until 3:30 p.m. with a one-half hour unpaid lunch period between 11:00 a.m. to 12:30 p.m.

       B. When two shifts are to be worked in any department, the schedule will be as follows:

              1. The first shift will work from 7:00 a.m. until 3:30 p.m. with a one-half hour unpaid lunch period between 11:00 a.m. to 12:30 p.m.

              2. The second shift will work from 3:30 p.m. until 12:00 midnight with a one-half hour unpaid lunch period between 7:30 p.m. to 8:00 p.m.

       C. When three shifts are to be worked in any department, the schedule will be as follows:

              1. The first shift will work from 7:00 a.m. until 3:00 p.m. with a one-half hour paid lunch period between 11:00 a.m. to 12:30 p.m.

              2. The second shift will work from 3:00 p.m. until 11:00 p.m. with a one-half hour paid lunch period between 7:00 p.m. to 7:30 p.m.

              3. The third shift will work from 11:00 p.m. until 7:00 a.m. with a one-half hour paid lunch period between 3:00 a.m. to 3:30 a.m.

       D. WORKING HOURS. If three shifts become necessary, each shift may be scheduled so that the employees each work a full eight-hour shift with an additional unpaid 1/2 hour for lunch. In this case, the shift hours will overlap each other.

              When it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of the operational bottlenecks, the Company has the right to adjust the starting time up to plus or minus one hour from normal as long as reasonable notice (reasonable notice means by the prior work day) is given to the employees involved.

       E. FRIDAY NIGHT SHIFT. Employees who work the night shift on Friday will not be made to work before 11:00 a.m. Saturday.

       F. REST PERIODS. There shall be two (2) ten (10) minute rest periods daily.

       G. RIGHT OF REFUSAL FOR INCENTIVE EMPLOYEES. An incentive employee shall have the right to refuse all work after four (4) hours if assigned to another classification with a rate lower than his/her average.

                            (SEE PAY PLUS ADDENDUM)

         4.07 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of twenty (20) cents per hour.

         4.08 REPORTING PAY. When an employee reports for work at the regular starting time of his shift without previous notice not to report and his regular work is not available for him, he will receive a minimum of four (4) hours work or pay, provided, however, that at the Company's option, he/she may be assigned to another job for any portion of said four (4) hours, in which event he will be paid at average rate as computed in Section 8.11 for whatever time is spent at that job. The Company shall have no liability regarding the above paragraph in the event of a breakdown of power outside of plant or if inside of plant and not maintained by the Company, a general plant fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the Company.

                             (SEE PAY PLUS ADDENDUM)

                                    ARTICLE V

                             NO STRIKE - NO LOCKOUT

         Neither the Union nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly, or individually encourage, engage in, or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage, or other interference with production of work during the term of this Agreement; and the Company during the term of this Agreement will not lock out any of the employees covered by this Agreement.

                                   ARTICLE VI

                            MANAGEMENT RIGHTS CLAUSE

         The Union recognizes the right of the Company to conduct its business, to operate its plants, and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this Agreement and it is understood that the Company retains all management rights not specifically covered by this Agreement.

                                   ARTICLE VII

                                    SENIORITY

         The COMPANY recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls from layoff shall be by seniority as herein provided.

         7.01 ACCUMULATION OF SENIORITY. Seniority shall continue and accumulate while the employee is continuously employed by the Company and during the following periods of absence from work:

              A.     Up to twelve (12) months in case of disability or illness;

              B.     During the first twelve (12) months of layoff;

              C.     During military service;

              D. When an employee is elected or appointed to a Union office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The Union shall give the Company two (2) weeks prior notice in such situation;

              E. The manner of return to employment shall be as provided herein.

              F. To be eligible for a leave of absence, an employee must have completed the probationary period provided in Section
                     7.10 and the leave request must be in writing.

         7.02 TERMINATION OF SENIORITY. Seniority shall terminate for the following reasons:

              A.     When an employee resigns;

              B.     When an employee is discharged for just cause;

              C. When an employee is laid off longer than twelve (12) months, except for right of recall as per section 7.04;

              D. When an employee's absence due to disability or illness exceeds five (5) years;

              E. When an employee is recalled to work and does not return to work as provided in section 7.05;

              F. If an employee falsifies any information given in connection with a leave of absence; and

              G. When an employee obtains other employment while on an approved leave of absence.

         7.03     LAYOFF.

                  A. When increases or decreases in workforce become necessary, they shall be made on the basis of seniority. IF THE HOURS OF WORK IN ANY CLASS FALL BELOW THIRTY-TWO (32) HOURS PER WEEK FOR A PERIOD OF TWO (2) CONSECUTIVE WEEKS, THE COMPANY WILL LAY OFF A SUFFICIENT NUMBER OF EMPLOYEES TO PERMIT A NEARER NORMAL WORK WEEK.

                  B. When there is not sufficient work for all employees, probationary employees with less than (60) days seniority, shall first be laid off. If further reduction of the work force is necessary, employees will be laid off in accordance with Section 7.03A.

                  C. Bumping rights or options will be given first to the most senior person to be laid off. If an employee is not qualified in any classification, they will have the right to bump the least senior employee in the plant.

                  D. In the event a layoff is necessary, the employee must roll or bump into a position in which he or she can perform without additional training. The maximum number of bumps will be limited to six. The first five bumps will follow the guidelines established in
                           Section 7.03A. The fifth person bumped shall have the right to bump the least senior person in the plant.

                  E. If a doctor certifies that an employee has a physical disability that prevents such employee from working on his current job without aggravating such condition, or endangering the health or safety of others, such employee will have the right of bumping the least senior employee on the job that the ailing employee can perform without further training.

                  F. The Company has a right to train employees. When the employee requests training, they shall be paid at their base rate. If the Company mandates training, piecework employees shall receive 85% of their average or base wage which ever is greater and hourly employees shall receive their base wage.

                                    (SEE PAY PLUS ADDENDUM)

                     G. Time allowed for the refreshment of skills will be as follows:

                            Employees who have been off the job:

                            0-29 days            No training allowance
                            30-89 days           4 hours at average
                            90-6 months          8 hours at average
                            6 months - 1 year    24 hours at average
                            1 year - 3 years     40 hours at average
                            3 or more years      Retrain completely

                     The above refreshment of skills shall also apply to Section 8.10, Rate for Borrowed Man. (SEE PAY PLUS ADDENDUM)

                     H. Before Section 7.03 is placed in effect, each employee will be interviewed to determine his/her various skills. At that time, the employee has the option of deleting any skills he/she is no longer interested in performing. We agree that both a COMPANY and a UNION representative will be present at the time of the interview. (Interview to be on COMPANY time.)

                     I. Any employee who is trained on a new job may not declare himself/herself ineligible for such skill until he/she has made himself/herself available to work in that new job for a period of twelve (12) months after being qualified.

                     J. Any employee assigned to his/her secondary skill must be assigned to such for a minimum of four (4) consecutive hours. Any assignment less than four (4) hours will be paid at average rate.

                     K. The borrowed man clause will be available whenever an employee is taken off his/her regular classification for the convenience of the COMPANY when an individual did not request training.

             7.04 RIGHT OF RECALL

                     A. The Company will return the most senior employee on layoff, provided such employee can successfully perform the work available without additional training. If no one is qualified, the most senior person on layoff will be recalled.

                     B. If an employee is laid off longer than twelve (12) months, he/she shall have recall rights for an additional six (6) month period without loss of seniority. This additional six (6) month grace period for recall purposes only may not be extended for any other purpose and shall not be credited toward accumulation of seniority.

                     C. SURPLUS LABOR LIST. Any employee laid off for lack of work shall have his/her name placed on a surplus labor list. If an employee's seniority has been broken, his/her name shall be removed from such list.

                     D.     PROCEDURE IN REPLACING EMPLOYEES ON FORMER
                            CLASSIFICATION

                            1. The Human Resource Office will check "return to former classification" file involving employees presently working in the plant.

                            2. Failing to find applicants from step "A," the Human Resource Office will check the surplus labor list and select employees on the basis of seniority.

                            3. Any employee returning to his/her former classification must remain on that job for a period of one (1) year before having bidding rights.

                            4. Any employee who has a "return to former classification" form made out and refuses to accept the former classification when an opening occurs loses any right to claim that job as his "former classification" for the purpose of future recall.

                            5. An open or vacant job shall be deemed to exist when a requisition for help is unfilled by the Human Resource Office through "return to former classification" or by preference of the employee on the surplus labor list and shall be filled as hereinafter set forth.

                     E. The Company will furnish to the Union, monthly, a current list of all people laid off.

         7.05 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure to report to the Employment Office within forty-eight (48) hours after the receipt of notice to report will result in the termination of seniority. Overnight letters to employees being recalled will read:

       "Job available. Union Contract requires you report within 48 hours"

The burden of proving delivery of notice by overnight mail to the employee's last known address shall solely be that of the Company.

         7.06 CHANGE OF ADDRESS. It will be the duty of employees to keep the Company advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in section 7.05 shall have no recall rights to the then available job, but his seniority will not be forfeited until the Union has been notified of his failure to respond in which event the Union will have five (5) days in which to locate said employee. Failure on the part of the Union to locate the employee within the above five (5) days will mean forfeiture of all seniority rights by the employee involved.

         7.07 LAYOFF NOTICE. The Company will give four (4) working hours notice of a temporary layoff. On a permanent layoff, the Company will give a notice of two (2) working days. A "temporary" layoff is when an employee is laid off for a period of more than eight (8) working hours but not exceeding seven (7) calendar days. A "permanent" layoff is when an employee is laid off for more than seven
(7) calendar days.

         7.08 FURLOUGH. When a temporary reduction in a classification becomes necessary, the Company will seek volunteers for a furlough, starting with the most senior employee in the classification. If no volunteers are available, regular layoff procedures will apply. A furlough may last up to three (3) weeks and be a minimum of one (1) week. Employees on furlough will be eligible for unemployment benefits. Employees must continue to pay their portion of the health benefit contribution while on furlough. In the event there is an opening in another classification for which there are no employees available in such classification on surplus labor and provided a senior employee from another skill group on surplus labor can successfully perform the available work, such employee will be given an opportunity to return to the active payroll prior to the hiring of a new employee.

         7.09 EQUALIZATION OF WORK WHEREVER PRACTICABLE. Hours of work (including overtime hours) will be distributed as equally as practicable among qualified employees in each classification. If complaints are made, adjustments in equal distribution of hours of work will be made, as far as practicable, within periods of three (3) months.

         7.10 PROBATIONARY PERIOD. New employees shall be considered probationary employees until they have completed the probationary period of sixty (60) days. During the probationary period an employee may be discharged at the discretion of the COMPANY with or without cause. Any employee who completes his/her probationary period shall commence his/her seniority as of the date of employment and his/her seniority shall remain in full force and effect and shall accumulate thereafter until terminated, all as herein provided. No employee shall be required to serve more than one (1) probationary period, provided such employee is rehired within one year. The COMPANY, however, retains the right to terminate such employee in the event he or she has not demonstrated the ability to successfully perform the job within 30 days of rehire.

         7.11 RETURN FROM PROMOTION OUT OF BARGAINING UNIT. In the event that an employee covered by this Agreement is promoted to a supervisory position or to any other position outside of the bargaining unit, and is thereafter transferred back into a classification within the bargaining unit, he/she shall be credited with the amount of seniority which he/she had acquired before promotion, plus thirty (30) calendar days, but shall not be credited with seniority for the time spent outside the bargaining unit in excess of the aforementioned thirty (30) days. He/she shall not be eligible to replace any employee other than the one with the least seniority in his/her classification to which he/she is returning if his/her seniority so permits. The employee must decide within six (6) months whether he/she will stay on the job or transfer back to the bargaining unit.

         7.12 SENIORITY LIST. Upon the execution of this Agreement, a basic seniority list shall be prepared containing the names of all employees who are covered by this Agreement and the date of the commencement of their respective employment. Copies of this seniority list shall be posted on the bulletin boards, and a copy shall be delivered to the Union. The seniority list shall be revised from time to time as necessary, and a list of the current additions and deletions and hires shall be furnished to the Union for the previous month.

         7.13 CHANGE IN UNION REPRESENTATIVES. It is agreed that the Union will keep the Company notified at all times of the persons who are officers and shop stewards of the Union.

         7.14 JOB BIDDING PROCEDURES. Any employee with at least six (6) months seniority shall be entitled to bid on any new or vacated job. Notice of such new or vacated jobs shall be posted on the bulletin board by the Company for a minimum of twenty-four (24) hours excluding Saturday and Sunday. The Company will award the job to the senior bidder. The successful bidder shall have a 48 hour waiting period (excluding Sunday and holidays) from accepting the bid until transfer to the new job. The successful bidder can refuse to accept the job awarded in this forty-eight (48) hour period. Union/Company will use a document that reflects the bidding, job award, job refusal, job transfer requirements, and employee signature for the action taken.

                  Any person accepting the posted job must remain on that job twelve (12) months. Rules of seniority shall apply. Any person accepting the posted job will be given a trial period of at least thirty (30) days provided he/she shows progressive improvement and, failing to do so, he/she shall be disqualified in which event he/she may bump the employee with least seniority in the Plant. If disqualified a second time, he/she shall be laid off and have his/her name placed on the surplus labor list for a maximum of one (1) year. Any person who is a successful bidder for an open job and refuses to accept the job is ineligible to bid for a period of one (1) year. It is understood that employee(s) who are on vacation at the time a job is posted for bid may have his/her name entered for bid by the shop steward. If the employee is the successful bidder and is subsequently laid off , his bidding rights will be restored.

                  Because of the delays inherent in successive job openings, the Company may elect to fill, without posting, job vacancies resulting from the assignment of an applicant to the job originally posted, with this exception:
When an employee successfully bids to a lower-rated job, the opening created by his/her bidding off will be posted. (This will not apply to lateral bids or bids to higher-rated jobs.) However, the Company will post a vacated job resulting from the assignment of an employee to an open job which did not originally require posting.

         7.15 TRANSFER AFTER SUCCESSFUL BID. Successful job bidders will be transferred to their new job classification within fifteen (15) calendar days, provided it does not cause any undue hardship in maintaining existing production schedules, and provided that they do not involve jobs that take extended training periods such as pocket machine operators and closers.

                  Should the Company have a need for components or finished pieces that it is unable to fill because the replacement for the successful bidder has not been able to produce the required number of pieces, it is understood that the Company can borrow the successful bidder for a period not to exceed sixty (60) days during which time the successful bidder will continue to work on incentive. (SEE PAY PLUS ADDENDUM)

                  The Company and Union committee shall mutually agree on an extended period to allow the Company sufficient time to train a replacement.

         7.16 IN THE EVENT OF NO BIDDERS. In the event a job is posted for bid and there are no bidders, the most senior employee on lay-off who is qualified to perform the posted job duties will be given an opportunity to take the open job. It is clearly the responsibility of the employee to make known to the Company his/her desire to identify the job he/she wishes to return to in writing.

         7.17 WAR EMERGENCY. In the event of a war emergency, the parties agree to discuss revision of the seniority provisions of this AGREEMENT for the purpose of providing for such revision as may be necessary because of the employment conditions then existing.

         7.18 SENIORITY BONUS. All employees with eighteen (18) years or more of continuous seniority will be granted a seniority bonus of one (1) week's pay either at Christmas or at the time of their vacation, as the employee chooses.

         7.19 TEMPORARY EMPLOYEES. TEMPORARY EMPLOYEES MAY BE USED FOR POSITIONS VACANT DUE TO SICK LEAVE, VACATION, UNFILLED AFTER POSTED FOR BID OR SEASONAL NEEDS. TEMPORARY EMPLOYEES MAY ALSO BY USED FOR SHORT TERM PROJECTS IF NO OTHER PERMANENT EMPLOYEE IS AVAILABLE TO WORK IN THE SHORT TERM POSITION. TEMPORARY EMPLOYEES MAY FILL A POSITION FOR UP TO 60 DAYS. AFTER THIRTY DAYS IF THE POSITION STILL APPEARS TO BE NECESSARY, THE JOB WILL BE POSTED AND FILLED ACCORDING TO THE PROVISIONS OF THE CONTRACT. PROBATIONARY PERIOD WILL BE WAIVED FOR TEMPORARY EMPLOYEES HIRED FOR THE PERMANENT POSITIONS IF THEY HAVE WORKED 60 CONSECUTIVE DAYS AS A TEMPORARY FOR THE COMPANY. WHEN A NEED ARISES FOR TEMPORARY EMPLOYEES THE UNION WILL BE NOTIFIED.

(TEMPORARY EMPLOYEES WILL NOT BE ELIGIBLE FOR BENEFITS.)

                                  ARTICLE VIII
                                      WAGES

         8.01     HIRING RATE.

                  A. The hiring rate for all new employees shall be $8.00 per hour. After thirty (30) days the rate for day workers will be increased by one-dollar ($1.00) and by fifty cents ($.50) for incentive workers. After sixty (60) days, day workers will be brought up to the base rate for the job.

                             (SEE PAY PLUS ADDENDUM)

                     B. TRAINING RATE. The training rate shall be $8.00 per hour.

                            1. Employees who are recalled, transferred, bids, bumped or rolled to another incentive job shall immediately receive the training rate where such training rate is provided or his/her incentive earnings for such job, which ever is higher. Any employee who is recalled, transferred, bids, bumped or rolled to a day work job shall immediately receive the top rate for the classification of said job.

                            2. In all cases involving transfer, bid, bump, roll or promotion, the employee or employees concerned shall receive a trial period of at least thirty (30) working days, provided the employee shows satisfactory progressive improvements. Such trial period may be extended by mutual AGREEMENT BETWEEN THE COMPANY and the UNION. If the employee fails to show satisfactory improvement and is about to be disqualified, the UNION will be so advised immediately. If the employee and the UNION request an extension of time the COMPANY will consider such request.

                             (SEE PAY PLUS ADDENDUM)

         8.02 HOURLY RATES. The Company and the Union have agreed upon the hourly rates of classifications for hourly workers as set forth in Appendix "A" and the base rates of classifications for pieceworkers as set forth in Appendix "B."

         8.03 SHOP COMMITTEE MEETINGS. Shop committee meetings or conferences with any member of said committee, if called or approved by the Company during working hours, shall be compensated for at the employee's basic rate.

         8.04 GENERAL WAGE INCREASE. EFFECTIVE OCTOBER 16, 2001, THERE WILL BE A THIRTY-FIVE (.35) CENT PER HOUR ACROSS THE BOARD GENERAL WAGE INCREASE. EFFECTIVE OCTOBER 16, 2002, THERE WILL BE A THIRTY (.30) CENT PER HOUR ACROSS THE BOARD GENERAL WAGE INCREASE. EFFECTIVE OCTOBER 16, 2003, THERE WILL BE A THIRTY (.30) CENT PER HOUR ACROSS THE BOARD GENERAL WAGE INCREASE. THE INCREASE WILL BE APPLIED TO THE PREVIOUS QUARTERLY AVERAGES AND PAID EFFECTIVE NOVEMBER 1, 2001, NOVEMBER 1, 2002 AND NOVEMBER 1, 2003. ALL BASE RATES, ALL HOURLY RATES AND ALL LABOR GRADES, EXCLUDING THE $8.00 PER HOUR HIRING RATE, WILL BE INCREASED.

         8.05 REACTIVATION OF OLD CLASSIFICATIONS. Whenever an obsolete classification is reactivated, it is understood that all intervening wage adjustments shall automatically be added to the original rate thereof.

         8.06 ESTABLISHMENT OF NEW CLASSIFICATIONS. In the event it becomes necessary to establish a new classification, the Company and the Union shall meet for the purpose of reaching agreement as to the rate for such classification. When new jobs, split jobs, or combined jobs are created, preference for filling those jobs will be given to the employees currently performing those jobs based on their seniority. If no employee who is currently performing those functions wants to perform the newly defined position, the job will be posted and filled according to the posting provisions outlined in this Agreement.

         The COMPANY and the UNION, in an attempt to reach an AGREEMENT, shall take into consideration similar classifications in the plant previously or presently in existence.

                  If the parties fail to reach an agreement within three (3) working days, the resolution of the rate will be moved to expedited arbitration (in accordance with the procedure outlined in ARTICLE III). The Company will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as an agreement is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms of this agreement.

         8.08 RATE FOR BORROWED MAN. When an employee is borrowed for the convenience of the COMPANY and given a type of work to perform on which he/she has not been qualified (previously earned incentive rate), then his/her rate shall be his/her average hourly earnings rate, provided such average rate is greater than his/her earnings on incentive or the day work rate for the work being performed. In those cases where an employee is borrowed into a job on which he/she has previously qualified, his earnings shall be at incentive rate for that job. The Refreshing of Skills chart will apply to those individuals. An employee who has been trained on a job may not delete himself/herself from that job unless it is mutually agreed by both the COMPANY and the UNION.

                  No job may be filled by borrowed personnel for more than sixty
(60) days during any twelve (12) month period except by mutual Agreement between the Company and the Union, except in situations in which the training period exceeds sixty (60) days.

                             (SEE PAY PLUS ADDENDUM)

         8.09 AVERAGE RATE COMPUTATION. Individual average hourly earnings rates for employees working in incentive classifications will be computed quarterly by dividing the total number of hours that the incentive worker has worked, including average rate payment, if any, into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when the worker is in a holiday or vacation status, or time working any classification other than the worker's own. A copy of such average hourly earnings shall be made available to the Union. Each year the Company will advise the Union, in writing, the specific dates which determine the period of earnings on which averages are based.

                  In the event an employee has not established an average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

         Any employee who is borrowed for more than 30 days during one quarter and has not had the opportunity to establish an average in their prime classification shall have an average established for them based on 125% of the base rate of their prime classification. An employee who is borrowed for more than thirty days during one quarter and has not had the opportunity to establish an average in their prime classification, but they have worked on piecework for 30 days or more, shall have their average based on this piecework. The employee will be paid this average or the 125% of the base rate of their prime classification, whichever is higher. (SEE PAY PLUS ADDENDUM)

         An employee who qualifies on a piecework job during the period between the cutoff date for the computation of averages and the date the new average is issued, (a period of approximately 4 weeks), will have an average calculation based on the qualifying piecework during the period between the cutoff date and the issue date for the new averages each quarter. An employee who qualifies on a piecework job after the issue date for quarterly averages will have their average issued during the following quarter.

         8.10 WORK WAIT COMPENSATION

              A. If, due to absenteeism, mechanical failure, lack of materials, components or supplies, an incentive worker is required to wait for any continuous period of more than ten
                     (10) minutes time and he/she is unassigned to any work, he/she shall be compensated at eighty-five percent (85%) of his/her average hourly earnings for all time lost. (SEE PAY PLUS ADDENDUM)

              B. If he/she is assigned to other work, he/she shall be compensated at his/her average hourly earnings rate, except when on secondary skill training for a job chosen by employee. In such event, the employee shall receive eighty-five percent (85%) of his/her average hourly rate. (SEE PAY PLUS ADDENDUM)

              C. It is agreed that the Company shall have no liability regarding the above provisions in the event of a breakdown of power outside the plant or if inside the plant and not maintained by the Company, General Plant Fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the Company.

              D. It is agreed that, in the event of one of the occurrences listed in the preceding paragraph, employees will stand by until instructed by the Company to go home or to return to work. If the Company, within sixty (60) minutes after the moment of the occurrence, instructs an employee to go home or to return to work, the employee will be paid base pay for time lost within this sixty (60) minute period. If the Company does not instruct any employee within sixty (60) minutes after the beginning of one of the above occurrences to go home or to return to work, he/she will be paid his average hourly earnings as computed in Section 8.11 above, if an incentive worker and at the hourly day work rate of his classification if a day worker for all time lost from the end of the first minute of one of the above-listed occurrences to the time he/she is either instructed to go home or to return to work.

              E. An hourly employee assigned to fill in on an incentive operation will be paid eighty-five percent (85%) of his/her average daily earnings for work wait, provided that he/she has earned such amount that day on the operation to which he/she is assigned. Should he/she fail to earn such amount, he/she will receive his/her hourly rate for work wait.

         8.11 INJURED DURING WORK

              A. If an employee is injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the Company nurse or Company doctor during his regularly scheduled working hours, the Company shall pay for the time spent in the treatment of such injury on the day the injury occurred at his average rate if an incentive worker or his hourly rate if an hourly worker. If either the nurse or doctor certifies that such injured employee is unable to continue work because of such injury, the Company will pay for the balance of his scheduled shift at his average rate for incentive worker and hourly rate for hourly worker. If the doctor requests subsequent visit(s) during his regularly scheduled shift for the treatment of this injury, the Company will pay for the time spent in this treatment at the employee's average rate for incentive worker and hourly rate for hourly worker. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the Company's Personnel Department at a time consistent with the treating doctor's office hours.

              B. The employee will be clocked out in time to make the appointment as scheduled. When the employee leaves the doctor or nurse, he/she will receive a release form that will show the completion time of the appointment. Upon returning to his/her department, the employee will present this form to his/her supervisor and will be clocked back in for return to work.

              C. It is agreed that for all such visits off the Company premises, upon request, the Company will furnish transportation if the employee is unable to drive or has no means of transportation.

              D. None of the sections of this paragraph are to be so construed that benefits will inure in addition to or pyramiding on disability payments or workers' compensation payments.

         8.12 QUALIFIED INCENTIVE WORKERS. To be qualified, an employee must attain one hundred percent (100%) of the basic rate for a period of five (5) continuous days. A utility classification employee or any other employee must also meet this standard to be an adequate replacement for an absent member of a team. (SEE PAY PLUS ADDENDUM)

                  No incentive worker will be required to work at piecework with an employee who has been off that job for more than thirty (30) days until the employee has had reasonable time to learn the job. Time not to exceed two (2) working days.

                                   ARTICLE IX

                             STANDARD ALLOWED HOURS

         9.01 INCENTIVE COMPENSATION PLAN. It is agreed that the Company, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented the Company will provide the incentive earnings opportunity for the Plant as a whole that will approximate the incentive earnings opportunity which existed prior to the implementation of the new incentive program. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals and will provide for skilled employees an incentive earnings opportunity for increased productivity. Effective October 15, 1982, the standard allowed hour system will replace the price per piece (piecework) system. It is recognized by the parties, however, that certain bonus plans such as packing, pre-loading, off-bearing, and allocating (shipping), and ultrasonic, etc. may nevertheless continue, inasmuch as special circumstances make it difficult to effect a conversion to SAH at this time. The Standard Allowed Hour System of Payment will be in effect at the Plant.

         9.02 NEW OR VARIED JOBS AND OPERATIONS. If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operator's experience time shall begin on the date of this notification

                  Whenever time studies are necessary, the floor observations of the Company's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job. The operator who is to be time studied or analyzed will be paid his/her average hourly rate until a new standard is submitted.

                  The Company shall select an average operator or as close to average as possible, for time and methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for the specific job. Until a new standard or incentive value is submitted, the employee who work s on a unit for which there is no standard or standard allowed hour will be paid his/her average hourly rate for such unit.

         9.03 STANDARD ALLOWED HOUR. In all cases, the SAH will be determined by dividing the TOTAL STANDARD MINUTES by a SIXTY (60) MINUTE HOUR.

                            SAH per piece    =        TSM
                                                      ---
                                                             60

                  The Basic Rate of the Classification will be as stated herein.

                  The BASIC PRODUCTION EXPECTANCY will be determined by dividing a SIXTY (60) MINUTE HOUR by the TIME PER PIECE at one hundred percent (100%) rating increased by a ten percent (10%) rest, fatigue, and delay allowance (effective 10/16/94, the RFD factor on new or revised standards shall be twelve and one-half percent (12.5%)).

                  Basic Production Expectance                 =        60 MINUTE HOUR
                                                                       --------------
                                                                       100%  Time/Piece Allowance Plus 10% RFD
                                                                       Allowance (12.5% on new or revised
                                                                       standards after 10/16/94)

                  Basic Production Expectance x SAH = Hours Earned
                  Hours Earned x Base Rate = Rate per Hour

                          Example of Incentive Earnings
                      Opportunity Offered by Above Formula
                      ------------------------------------
                  1362 SAH =        TSM OF 8.1738
                                    -------------
                                    60 Minute Hour

                  7.3405 Pieces per hour

                  Basic Production Expectancy                 =        60 MINUTE HOUR
                  (Cycle base minutes)                                --------------
                                                                      7.4307 (100% Time/Piece) plus
                                                                       .7431 (10% RFD Allowance)
                                                                       -----
                  TSM                                                 8.1731 (Total Standard Minutes)

                  A.       7.3405 pieces/hour 100% at 25% incentive pace equals 9.1756 pieces/hour
                  B.       9.1756 pieces @ SAH .1362 = 1.25 hours earned
                  C.       Base Rate - $6.18
                  D.       1.25 hours earned x Base Rate 6.18 = $7.72/hour
                  E.       Earnings/Hour    7.72
                                            ----
                           Base Rate                 6.18 = 125% incentive
                           Earnings opportunity at +25% incentive pace

         9.04 WRITTEN CONFIRMATION AND EFFECTIVE DATE OF SAH.

              A. It is agreed that, whenever an SAH standard is computed, it shall be submitted in writing to the operator and become effective immediately. This computation may consist on an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The Company will furnish a complete written prescribed job methods description to the Union whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the Company has a ninety
                     (90) day period in which to adjust the time in the event such adjustment is necessary. If such time value is neither adjusted by the Company nor grieved by the Union, neither party can expect revision of such change after the expiration of ninety (90) days. No standard changes can be effected without a written job methods change.

              B. The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

         9.05 PROCEDURAL INTERPRETATION OF SECTION. Current standards are guaranteed unless the Company makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

                  In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

                  Where the change represents less than five percent (5%) of the cycle base minutes, the Company will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The Company may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken, where standards were set by negotiations, or where element breakdown was not measured, or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content, the Company will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated, all other changes from the time the standards were last established will, of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly, it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH on the basis of current labor grades or basic rates.

                  In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding, must be initiated in writing by the Time Study Department. For identification purposes, the Company, on October 15, 1973, installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated Union official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

         9.06 GRIEVANCES REGARDING INCENTIVE STANDARDS

              A. Before submitting any grievance on an SAH standard, the operator will work at the submitted standard for a period of at least thirty (30) calendar days.

              B. If, after thirty (30) calendar days from the date on which the standard is submitted, the operator(s) is not satisfied with the standard, such operator(s) shall have the right of protesting said standard by submitting a written complaint in accordance with the grievance and arbitration procedure of this Agreement, provided this right is exercised within a period of ninety (90) calendar days from the date the standard was originally submitted. Failure to exercise this right of protest within the above-described ninety (90) calendar days shall constitute an automatic acceptance of the submitted standard. Whenever a standard has been automatically accepted by failure of the Union to initiate action under the grievance and arbitration procedure within ninety (90) days, no new grievance can be submitted in connection with this particular standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

              C. If the Company Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the grievance and arbitration procedure to determine whether or not the standard as established is contrary to the provisions of this Agreement.

              D. It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the Company's clocking analysis the impartial chairman described in Section 3.07 must be a qualified time study engineer. The findings of the impartial chairman shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted.

         9.07 AVAILABILITY OF TIME STUDY DATA. The Company agrees that it will conform to the law with respect to making available such time study data as may be needed by authorized Union officials from time to time in the course of processing grievances under this Agreement with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that Company means, methods, and production processes will never be revealed to parties not bound by this Agreement. The Union time study engineer and the Company time study engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

         9.08 UNION TIME STUDY ENGINEER. Whenever a Local Union party to this Agreement desires to have the International Union designated time study engineer visit one of the plants in order to verify Company standards or job content as the consequence of a grievance by that Local Union, the procedures will be as follows:

              A. The Union counsel shall write the Company Senior Vice President - Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

              B. The Company designee will respond by either selecting from the Union list or by offering alternative dates.

              C. Once the above two (2) designees complete arrangements, they will notify their respective local Company and Union representatives the agreed upon dates for the visit.

         9.09 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the Company will, whenever feasible, set incentive job standards by use of pre-determined, pre-leveled time values, i.e., use of a data bank.

                  To ensure greater objectivity, the Company will detail and define more completely the methods involved in each operation.

                                    ARTICLE X

                                  PAID HOLIDAYS

         10.01 HOLIDAYS OBSERVED. The following paid holidays shall be celebrated:

                                    New Years Day
                                    Martin Luther King's Birthday
                                    Good Friday
                                    Memorial Day
                                    Independence Day
                                    Labor Day
                                    Thanksgiving Day
                                    Friday after Thanksgiving Day
                                    Day before Christmas Christmas Day
                                    Day before New Year's Day

         10.02 ELIGIBILITY. In order to receive holiday pay, an employee must have sixty (60) days or more of service and must work his/her full regularly scheduled shift preceding and following the holiday, unless excused by management for reasonable cause. The Company will pay holiday benefits consistent with past contract and policy.

         10.03 LEAVE OF ABSENCE. When an eligible employee is on an approved leave of absence for either pregnancy, illness, accident, or personal reasons and a paid holiday or holidays occur during this period, he/she shall receive pay for the first paid holiday occurring after the commencement of such leave of absence. If an employee's approved leave of absence begins on the day following a holiday, the employee will be paid for such holiday.

         10.04 HOLIDAY PAY. Holiday pay shall be included in the pay check for the pay period in which the holiday falls.

         10.05 HOLIDAYS DURING APPROVED VACATION. When any of the above holidays falls within an eligible employee's approved vacation period and the employee is absent from work during his regularly scheduled work week because of such vacation, the employee shall be paid for such holiday in addition to vacation pay and shall have such day off.

         10.06 MULTIPLE HOLIDAYS ON SAME DAY. If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

         10.07 HOLIDAYS ON SUNDAY. When any of the paid holidays falls on Sunday and the day following is observed as the holiday, the latter day shall be the paid holiday.

         10.08 HOLIDAYS ON SATURDAY. The COMPANY agrees that whenever a holiday falls on Saturday it shall, at the discretion of the Operations Manager, be celebrated on either the preceding Friday or the following Monday. Notice of the date selected will be posted two (2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

         10.09 PAY RATE. Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in section 8.11 for incentive workers; day workers will be paid at eight (8) times the employees regular day work hourly rate. Shift premium shall be included in holiday pay computation for eligible employees.

         10.10 OVERTIME AND PREMIUM PAY. For purposes of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

                                   ARTICLE XI

                                 PAID VACATIONS

         11.01 VACATION. The Company will grant paid vacation to employees as follows:

              A. Employees with from one (1) to three (3) years of continuous service shall receive an annual week of vacation with pay for forty (40) hours if otherwise eligible;

              B. Employees with three (3) to twelve (12) years of continuous service shall receive two (2) weeks of vacation with pay for eighty (80) hours if otherwise eligible;

              C. Employees with twelve (12) to eighteen (18) years of continuous service shall receive three (3) weeks of vacation with pay for one-hundred twenty (120) hours if otherwise eligible;

              D. Employees with eighteen (18) or more years of continuous service shall have the option of taking a fourth week of vacation in lieu of the seniority bonus (section 7.18) if otherwise eligible. Selection of the fourth week will be at a time convenient to the Company.

              E. Full vacation benefits will be paid to those who are otherwise eligible in the following circumstances:

                     (1) To the employee's estate in the event of the death of the employee;

                     (2) To the employee in the year of his or her retirement.

              F. The Company will pay one additional week vacation pay at vacation rate for employees with twenty five (25) or more years of seniority with no additional time off.

         11.02 PAY RATE. Pay for each week of vacation will be figured at forty
(40) times an employee's average hourly earning rate of the previous quarter if an incentive worker and the employee's regular hourly rate if paid on an hourly rate, excluding overtime premiums.

         11.03 INTERMITTENT VACATION. One (1) week of vacation can be taken at eight (8) hour intervals (by days) with one (1) week or more notice and seniority permitting. Time of payment for this week to be determined.

         11.04 PLANT SHUTDOWN AND STAGGERED VACATION. The Company shall notify the Union, no later than January 1 of each vacation year, whether the plant will shut down or whether there shall be staggered vacation on an individual employee basis. Prior to January 1 of each year, vacations for eligible employees will be scheduled by classification and seniority in accordance with period January 1 to December 31. If the Company decides on plant shutdown, those employees who had their vacation time earlier and are not eligible for any more vacation time during the year, and not required to work during the shutdown, will be furloughed during the plant shutdown.

                  The Company may elect to ship finished products, modify, maintain, or install equipment and manufacture process or finished product in order to balance work flow, satisfy customer needs, or balance production schedules and stock during a shutdown for vacation purposes.

         11.05 ELIGIBILITY. Eligibility for vacation will be determined by measuring the year of earned vacation benefit pay from the anniversary date of hire, rather than by calendar or fiscal year.

         11.06 SCHEDULING OF STAGGERED VACATIONS. If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that third and fourth weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the Company their preferences for vacation dates during the month of December of each year. At that time also, employees eligible for a 3rd week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August and September may occasionally be arranged when the Staff Representative can mutually agree to such with the Operations Manager or the Human Resources Manager.

         11.07 NO ACCUMULATION. Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered and money may be taken in lieu of vacation provided the Company will advise the Union of the reason for such prior to payment of the vacation money to the employees involved.

         11.08 SHIFT PREMIUM. Shift premium will be included in vacation pay computation for employees otherwise eligible.


                                   ARTICLE XII

                                 INVENTORY WORK

         When employees are selected for inventory work, the selection shall be made by applying the following factors: (1) length of service; (2) qualifications (ability to read, write, compute, weigh, and identify the components and products); and (3) non-volunteers on basis of youngest in seniority, if qualified. Length of continuous service shall govern where, as between two or more employees, in the judgment of the Company, the factors in
Item 2 are relatively equal.

                                  ARTICLE XIII

                                LEAVE OF ABSENCE

         13.01 RETURN FROM LEAVE OF ABSENCE. On the return to work of an employee from a leave of absence for pregnancy, illness, accident, or other legitimate reason, such employee shall return to his/her original shift and classification and department and work station (work station does not apply if sick leave was over twelve (12) months) consistent with Article VII, Seniority, above. Any employee returning from a leave of absence of more than thirty (30) days must give two (2) working days advance notice of his/her return.

                                   ARTICLE XIV

                                UIU PENSION TRUST

         UIU Pension Trust provides employees represented by the Union with certain pension benefits as are from time to time determined by the Trustees. The parties to this Agreement desire that the pension benefits now granted and which may hereafter be granted by the Trustees be provided to the employees covered by this Agreement.

         The Company agrees, therefore, beginning with the month of November 1988, and for each month thereafter for the duration of this Agreement, to contribute, by no later than the tenth (10th) day of each month, to the UIU Pension Trust a sum a money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this Agreement during the said immediately preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediately preceding month. The Company shall transmit to said Trust, with each contribution, a "Contribution Report," on the form furnished by the Trust which the Company shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The Company further agrees to supply to the Trust such information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve
(12) months shall be considered. Thereafter, the Company will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees who have been previously covered under the UIU Pension Trust in which event the Company shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

         For the purposes of this clause only, a part time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work a full work week but who might be working shorter hours due to lack of work, sickness, etc. Part time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to employ part time employees or as an indication of what other clauses of this Agreement might or might not apply to certain employees.

         In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process of law or arbitration and if either suit or arbitration is initiated, the debt owing to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

         In consideration of the Company's aforesaid contributions to the Trust as herein above provided and for so long as the Company's participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the Company's first said contribution and continuing for such part of the duration of this Agreement as the Company fully complies with the terms of this clause in all respects, extend and make available to employees covered by this Agreement the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If, during the life of this Agreement, the Company's participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this Agreement shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the UIU Pension Trust, but at a cost of the Company not to exceed to the cost of the contribution hereunder.

                                   ARTICLE XV

                       THE UNITED STEELWORKERS OF AMERICA
                             HEALTH AND WELFARE FUND

The Company will allow retired employees to continue Health Benefits until such time as the retiree reaches medicare eligible age, provided the Steelworkers Health and Welfare Fund allows such participation, and further provided the retiree pays the full premium for the coverage, and further provided the only obligation or responsibility of the company is to accept and forward the retirees full premium payment to the fund. The company shall not be liable for any actions under this provision.

The procedure listed above will continue for a maximum of 24 months at which time The Steelworkers Pension Fund will begin making the required deduction from the pension payment of the retiree and submitting payment to the Health ad Welfare Fund

         15.01 BENEFIT PLAN(S). The parties to this Agreement desire that the benefits now granted by the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund, hereinafter "Fund," in their plan of benefits designated as Medical Plan E, Prescription Drug, Dental Plan, Accidental Death and Dismemberment and Short Term Disability as more fully described in the Participation Agreement be provided to the employees employed in the Union's bargaining unit.

         15.02 CONTRIBUTION RATES. The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The Company shall each and every benefit month make the following monthly contribution to the Fund on each and every eligible employee who elects benefit coverage.

Effective November 2001, the Heath Insurance premiums for employees will be as follows:

EMPLOYEE ONLY COVERAGE                         MEMBER PLUS ONE                       FAMILY
$32.00/month PPO                               $65.00/month PPO                  $90.00/month PPO
$85.00/month Plan E                            $178.00/month Plan E              $234.00/month Plan E

The cost sharing ratios for any increase in premiums up to the 5% cap shall be the same as those ratios effective November 1, 2001.

                  The Employer and the Union shall have the right to confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the Employer and the Union with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. Any increase in total insurance premium costs in the second year which exceeds five (5%) percent over the total insurance premium costs in the first year will give the Company the option to cease participation in the USWA Health and Welfare Fund. This same option will apply if the total insurance premium costs in the third year exceed by more than five (5%) percent the total insurance premium costs from the second year. Any increase up to 5% or decreases in insurance premium contribution costs in the second and third years will be shared in the same ratio as determined effective November 1, 2001. If the Company opts out, the Company and the Union reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

         15.03 ELIGIBILITY. Eligible employees are all full time employees employed within the Union's bargaining unit who have completed thirty (30) days employment prior to the first calendar day of the benefit month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

              A. Disability due to sickness or accident, up to a maximum of six (6) months per disability;

              B.      Vacation; or

              C. Attendance at Union or fund Convention, seminar or grievance hearing.

                  The Company is not required to make a contribution on an employee whose employment is terminated during the wage month.

         15.04 EMPLOYEE CONTRIBUTIONS. Each such employee must, in writing, authorize the Company to deduct the employee's contributions from the employee's wages and to transmit same to the Fund. When supplied with such a written authorization, the Company agrees to make the required deductions and to promptly transmit same to the Fund. Employee contributions are due at the same time as the Company contributions.

                  Employees who refuse or neglect to provide the Company with the necessary written authorization to deduct the required employee contributions will receive no Fund coverage. In those cases in which an employee has supplied the Company with the required written authorization but because of lack of wages the Company is unable to deduct the employee contribution for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the Company for transmittal to the Fund the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

         15.05 SICKNESS AND HEALTH AND LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage during the defined time period, the Company will make a monthly contribution to the Fund of $46.89 for sickness and accident coverage and life insurance coverage as provided by The United Steelworkers Of America Health and Welfare Fund Trust.

         15.06 PAYMENT OF CONTRIBUTIONS. Contributions are due from the Company on the tenth (10th) day of the benefit month, commencing with the month of November 1994 and each and every month thereafter so long as this Agreement is in force.

         15.07 COVERAGE.

              A. HOSPITAL AND MEDICAL BENEFITS. Coverage for newly hired employees and any named dependents will begin on the first
                     (1st) day of the month following completion of thirty (30) days of employment. Previously covered employees shall be covered the first (1st) day of the calendar month following their return to work.

              B. DISABILITY BENEFITS. Newly hired employees shall be eligible for sixty percent (60%) indemnity payment if disabled after completing six (6) months of employment.

              C. These provisions for newly hired employees shall not apply in the case of those employees who have been "previously covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

         15.08 ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE. Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within thirty-one (31) days of birth.

         15.09 REQUIREMENTS. The Company shall transmit to the Fund with each contribution a contribution report on the form furnished by the Fund on which the Company shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month.

                  The Company further agrees to supply to the Fund such further information as may from time to time be requested by it in connection with the benefits provided by said Fund to said employees and to permit audits of its books and records by the Fund for the sole purpose of determining compliance with the terms and conditions of this Agreement.

         15.10 HOLD HARMLESS. The Company agrees solely to make the contributions required by the terms of this Agreement. The Union and The United Steelworkers of America Health and Welfare Fund agree to hold harmless and indemnify the Company from any and all claims, grievances, lawsuits, actions at law or inequity relating to the Plan except a claim that the Company has not paid the contribution required by this Agreement.

                  The Company does not agree to be bound by, and expressly disavows any obligations imposed upon the Company by, the provisions of any Trust Agreement or other document pertaining to The United Steelworkers Of America Health and Welfare Fund to which the Company is not a signatory party.

         15.11 REINSTATEMENT OF COVERAGE. The Fund may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the Fund by the Company are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the ten (10) day period following the date of reinstatement.

         15.12 PART TIME EMPLOYEES. For the purpose of Fund coverage, a part time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this Agreement, which definition does not include regular full time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part time employees shall not receive Fund coverage nor shall the Company pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to hire part time employees.

         15.13 AUDIT RIGHTS. The Company shall have the right to audit The United Steelworkers Of America Health and Welfare Fund periodically.

         15.14 AVAILABILITY OF BENEFITS. In consideration of the Company's aforesaid payment to said Fund as herein above provided, the Union warrants the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund will, beginning on the date of receipt by the Fund of the Company's first said payment, and during such part of the life of this Agreement as the Company fully complies with the terms of such Agreement in all respects, extend and make available to Company's said employee the benefits for which employees are eligible under the above-designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the Company has not paid the required contribution to the Fund except as, and only to the extent otherwise required by an applicable state disability benefit insurance law.

                                   ARTICLE XVI

                                  JURY SERVICE

         Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the Company for the difference between the daily jury pay and average hourly earnings as computed in Section 8.11 if an incentive worker or the hourly day work rate for the classification if a day worker of the employee based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

                                  ARTICLE XVII

                                 BEREAVEMENT PAY

         17.01 DEFINITION. Bereavement pay will be granted up to a maximum of three (3) days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, father-in-law, brother, half brother, sister, half sister, grandparents, grandchildren, spouse, or child. No pay shall be granted if an employee fails upon request to furnish the Company with reasonable proof of death and relationship.

         17.02 PAYMENT. The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average hourly rate if an incentive employee and at the classification rate of pay if a day worker.

                                  ARTICLE XVIII

                                 BULLETIN BOARDS

         18.01 BULLETIN BOARDS. The Union may put up bulletin boards at locations specified by the Company for the following non-controversial Union announcements:

                     A.     Notice of Union recreational or social affairs;

                     B. Notice of Union nominations or elections and results of such elections and nominations;

                     C.     Notice of Union appointment;

                     D.     Notice of Union meetings;

                     E. Notices pertaining to The United Steelworkers Of America Health and Welfare and UIU Pension Programs.

         18.02 POSTING OF NOTICES. The Union agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the Union and he alone shall have the power to post such notices on behalf of the Union and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks.

                  Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the Company Operations Manager, or to the Human Resources Manager where there are such officials. Any of the aforementioned representatives of the Company may remove from the bulletin board any notice which does not conform to the requirements of this Article.

                                   ARTICLE XIX

                                 MILITARY CLAUSE

         The Company agrees to comply with all applicable laws relating to re-employment rights of employees called for OR VOLUNTEERING FOR military duty.

                                   ARTICLE XX

                              EMPLOYEE BIRTHDAY PAY

         Each employee who meets the requirements for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 10.09) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday, the employee will nevertheless receive the abovementioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen
(15) calendar days following the layoff.

         Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1 will receive a $100 birthday check, exclusive of payroll deductions. If not elected by January 15, the appropriate clauses of the contract will apply.

                                   ARTICLE XXI

                          EQUAL EMPLOYMENT OPPORTUNITY

         Simmons Company provides equal employment opportunity to qualified persons without regard to race, color, religion, national origin or ancestry, age, sex (including pregnancy and any illness arising out of and occurring during the course of pregnancy, childbirth, or related to medical condition), disability, or veteran status except where religion, sex, national origin, or age is a bona fide occupational qualification or where a bona fide seniority or merit system affects compensation, terms, conditions or privileges of employment. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits, and participation in all Simmons sponsored employee activities.

         We are opposed to all forms of harassment including sexual, racial, ethnic, or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap, or veteran's status may constitute harassment. Claims of harassment which come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate Supervisor or your Human Resources Manager or your Operations Manager. A confidential investigation will be conducted.

                                  ARTICLE XXII

                                  MISCELLANEOUS

         22.01 INFORMATION. The Company agrees to cooperate with the Union representative on information regarding workers' compensation and unemployment compensation.

         22.02 SAFETY SHOES. The Company will contribute $2.00 towards the purchase of safety shoes.

         22.03 CAMERAS. Cameras will be used ONLY for appropriate security measures.

         22.04 HAND CLEANER. The Company will furnish the same type of hand cleaner as the IAM for the following departments: 160 - 225 - 490.

         22.05 SKILLS AUDITS. The Company and Union agree to update Skills Audits on a timely basis.

         22.06 INCENTIVE SYSTEMS. The Company and Union will discuss incentive systems for some hourly positions.


                                  ARTICLE XXIII

                                  SAVING CLAUSE

         23.01 SEPARABILITY. If any provision of this Agreement is invalid or illegal in any state, then such provision shall be considered to be deleted in its entirety or to be inoperative in said state in which it is illegal or invalid and the remaining provisions of this Agreement will continue in full force and effect.

         23.02 FEDERAL AND STATE LAWS. The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this Agreement shall be construed to prevent the Company from taking actions necessary to comply with federal law. Further, to the extent any provision of this Agreement conflicts with a federal statute or regulation, the federal law shall govern.

                                  ARTICLE XXIV

                          SEVERANCE AND PLANT CLOSINGS

         In the event the Company decides to close this facility presently organized by the United Steelworkers of America, sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing USWA Health and Welfare Fund benefits as outlined in Article XV of the Collective Bargaining Agreement for an additional four (4) months, and the Company shall be responsible for the payment of the contributions for the four (4) month period of coverage.

                                   ARTICLE XXV

                      DURATION AND TERMINATION OF AGREEMENT

         25.01. EFFECTIVE DATES. THIS AGREEMENT SHALL BE IN FULL FORCE AND EFFECT FROM OCTOBER 16, 2001 UNTIL OCTOBER 15, 2004.

         25.02. ENTIRE AGREEMENT. The parties agree that there shall be no reopening of this AGREEMENT unless expressly provided in this Agreement and that this AGREEMENT constitutes the entire AGREEMENT between the parties on the subjects of bargaining and at no time during the life of this AGREEMENT shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this AGREEMENT and as to matters covered by this AGREEMENT only in the manner and to the extent herein provided.

         25.03. MODIFICATION OR TERMINATION. This AGREEMENT, when signed by the officers of the COMPANY and the UNION, shall become effective as described above for a period of three (3) years and shall continue to remain in full force and effect from year to year thereafter, unless written notices is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the AGREEMENT be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified AGREEMENT. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.

                                  ARTICLE XXVI

                               CONTRACT RE-OPENER

                           The  Company  will  introduce  a  new  incentive
pay plan during the term of this Agreement. The Plan is called "Pay Plus". Certain features of the Plan remain undetermined as of October 15, 1997. Therefore, the parties agree that during the term of this Agreement there will be a limited re-opener regarding aspects of the Plan. The Company will notify the Union not less than forty-five (45) days prior to the implementation date of the Pay Plus Plan at the Columbus facility. During this forty-five (45) days period, the Company and Union will meet to discuss such Pay Plus matters as (but not limited to) base rates, rates paid to successful bidders and employees affected by layoffs, average rate computations, borrowed man rates, movement within pay ranges, starting rates, wage ranges, pay rates for non work time such as vacations, holidays, jury duty and bereavement, grieving new standards and revisions to
Article IX Standard Allowed Hour. The forty-five (45) day period may be extended by mutual agreement.

                  Notwithstanding Article V, if agreement is not reached regarding the matters to be discussed during the forty-five (45) days or extension thereof, the parties are free to exercise their rights to engage in activity in support of their respective positions. In the case of the Union this shall include, but not be limited to, a strike or other legal means in support of its position. In the case of the Company this shall include, but not be limited to, implementation of the Plan, a lockout, and/or in the case of a strike, the hiring of replacements. The right to strike shall not give rise to a sympathy strike in support of employees at other Simmons plants where the Pay Plus Plan is implemented or in the process of being implemented. Further, the Union agrees to provide a ten (10) day written notice prior to the commencement of a strike; and the Company agrees to provide a ten (10) day written notice prior to the commencement of a lockout.

THE PARTIES AGREE THAT A PAY PLUS PLAN WAS IMPLEMENTED UNDER ARTICLE XXVI OF THE LABOR AGREEMENT WITH A TERM OF OCTOBER 16, 1997 UNTIL OCTOBER 15, 2001. THE PARTIES FURTHER RECOGNIZE THAT A NEW BUT YET UNNAMED PAY PLAN IS BEING DESIGNED AND WILL NOT BE COMPLETED PRIOR TO CONCLUSION OF NEGOTIATIONS OR THE EXPIRATION OF THE CURRENT AGREEMENT. THEREFORE THE PARTIES WILL CONTINUE TO ABIDE BY THE PROVISIONS OF ARTICLE XXVI CONTRACT RE-OPENER AND THE MARCH 30, 1999 COLUMBUS PLANT "PAY PLUS BONUS" LANGUAGE DURING THE TERM OF THE NEW SUCCESSOR AGREEMENT AND WHEN A NEW PAY PLAN IS INTRODUCED THE PARTIES WILL ABIDE BY THE TERMS AND CONDITIONS OF ARTICLE XXVI IN THE SAME MANNER AS THEY DID WHEN THE PAY PLUS PLAN WAS INTRODUCED.

         Finally, nothing in this re-opener provision should be construed as limiting the Company's rights under Article IX.

         IN WITNESS WHEREOF, the parties hereunto set their hands and seals as hereinbefore stated, this 20th day of February, 2002.

THE UNITED STEELWORKERS OF                  SIMMONS COMPANY
AMERICA, AFL-CIO, CLC

ON BEHALF OF ITS LOCAL UNION #424

--------------------------------------------      ----------------------------------------
Leo W. Gerard                                     Rhonda Rousch
International President                           Sr. Vice President, Human Resources

--------------------------------------------      ----------------------------------------
James English                                     Dan Murphy
Secretary/Treasurer                               Constangy, Brooks & Smith

--------------------------------------------      ----------------------------------------
Richard H. Davis, International                   Andy Cuppia
Vice-President Administration                     VP of Operations, Eastern Division

--------------------------------------------      ----------------------------------------
Leon Lynch, International                         Barry Williamson
Vice-President, Human Affairs                     Operations Manager

--------------------------------------------      ----------------------------------------
David McCall, District 1 Director                 Wendy Tullis
                                                  Human Resources Manager
--------------------------------------------
David Caldwell, District 1 SubDirector


--------------------------------------------
Billy Boyce, District 1 Staff Representative

--------------------------------------------
John Marcum, President Local 424

--------------------------------------------
Rick Roberts, VP, Local 424

--------------------------------------------
Christina Hardy, Financial Secretary, Local 424

--------------------------------------------
Randy Ater, Guard, Local 424

                                    COLUMBUS
                     [SEE PAY PLUS BONUS ADDENDUM FOR RATES]

                                  APPENDIX "A"
                            RATES FOR HOURLY WORKERS

JOB DESCRIPTION                    CODE    10/16/01         10/16/02         10/16/03
-------------------------------------------------------------------------------------
Fork Lift Truck Operator           D-1      11.32             11.62            11.92
Truck Checker                      D-2      11.27             11.57            11.87

Utility Receiving                  D-4      11.35             11.65            11.95

Material Handlers-Heavy            D-5      11.10             11.40            11.70
 (frames, springs, etc.)

Janitors                           D-7      11.03             11.33            11.63

Truck Checkers &
  Loaders Shipping                 D-8      11.27             11.57            11.87

Storekeeper-Cover Cage             D-9      11.35             11.65            11.95

Fold & Inspect Covers, etc.        D-11     11.03             11.33            11.63

Sort & Stack                       D-12     11.25             11.55            11.85

Inspector, 1st Class
 Finish Product                    D-13     11.28             11.58            11.88

Repair Mattress (Closer)           D-15     11.33             11.63            11.93

                                    COLUMBUS

                          [SEE PAY PLUS BONUS ADDENDUM]

                                  APPENDIX "A"

                              HOURLY RATE EFFECTIVE

 JOB DESCRIPTION           CODE    10/16/01       10/16/02   10/16/03
----------------------------------------------------------------------
 Repair Mattress &
  Box Spring                D21      11.08         11.38       11.68

 Utility-Cut & Sew          D-22     11.34         11.64       11.94

 Cutter Mattress & Box      D-24     11.03         11.33       11.63

 Hem/Double Overcast
  Borders                   D-37     11.03         11.33       11.63

 Inventory-Heavy (frames,
    Springs, etc.)           D-45    11.18         11.48       11.78

 Inventory-Light (covers,
  borders, thread, etc.)     D-46    10.88         11.18       11.48

 Lead Inspector &
    Coordinator              D-47    11.10         11.40       11.70

 Construction Opener         D-50    11.20         11.50       11.80

 Inspector/Packer            D-53    11.49         11.79       12.09

                                    COLUMBUS
                          [SEE PAY PLUS BONUS ADDENDUM]
                                  APPENDIX "B"
                             PIECEWORK BASIC TIMING
                                 RATE EFFECTIVE

JOB CLASS                   CODE
--------------------------------

DEPARTMENT 105-BORDER                       10/16/01    10/16/02     10/16/03
001     Mattress Border
        Machine Operator           B-1      10.75        11.05         11.35

002     Operate Bechik
        4-hold punch with
        hand switch or
        foot pedal                 B-2      10.53        10.83         11.13

003     Attach handles to
        border (other than
        Bechik)
DEPARTMENT 115-CUT & SEW
        Sew & tape mattress &
        box spring cover,
        match dot fasteners        S-2       9.96        10.26         10.56

050     Sew panels to border matt
054     Sew box spring panels to border
058     Sew welt to panel or borders
        Sew labels, hem
        panels, & overcast         S-3      10.59        10.89         11.19

048     Sew labels to matt &
        box spring panels
049     Overcast
055     Hemming
057     Overcast & sew Osnaburg
        (Galkin Machine)           S-4      10.59        10.89         11.19

DEPARTMENT 120-QUILT
Quilt Machine Operator            D-48      10.33        10.63         10.93

DEPARTMENT 150-BOX SPRING
008     Top Off                    X-1      10.79        11.09         11.39

                                    COLUMBUS

                          [SEE PAY PLUS BONUS ADDENDUM]

                                  APPENDIX "B"
                             PIECEWORK BASIC TIMING
                                 RATE EFFECTIVE

JOB CLASS         JOB DESCRIPTION          CODE       10/16/01      10/16/02     10/16/03
-----------------------------------------------
009               Fill, upholster & trim
                  Box Spring                X-2         10.56         10.86       11.16
                  Pre-Loader                X-4         10.20         10.50       10.80

DEPARTMENT 130-MATTRESS
                  Close mattresses,
                  all types                 M-1         10.62         10.92       11.22

089               Close mattress on
                  closing machine
098               Close Beautyrest(R)
                  on closing machine
062               Pocket Machine Operator
                  (Beautyrest(R))           M-5        10.02          10.32       10.62
063               Assemble Beautyrest(R)
                    Construction            M-6         9.63           9.93       10.23

                  Hog ring panel
                  to construction           M-7        10.62          10.92       11.22

087               Hog ring open coil
096               Hog ring Beautyrest(R)

DEPARTMENT 04-WOOD ROOM

                  Assemble box
                  spring frames             W-1        10.87          11.17      11.47

016               Radius Box spring
                  corners

019               Assemble & nail box
                  spring frames
                  (Pneumatic nailer)

015               Nailing Machine           W-3        10.86          11.16      11.46

                                    COLUMBUS

                                  APPENDIX "C"

                      ARBITRATORS FOR EXPEDITED ARBITRATION

                               GENERAL ARBITRATORS

                  SIX (6) ARBITRATORS WILLING TO ABIDE BY THE TERMS OF THE EXPEDITED ARBITRATION PROVISION OF THIS AGREEMENT WILL BE SELECTED BY THE PARTIES. EACH PARTY WILL SELECT THREE (3). OF THE THREE (3), ONE (1) MUST BE A QUALIFIED TIME-STUDY ENGINEER.

                        SIMMONS COMPANY - COLUMBUS PLANT
                            PAY PLUS BONUS - ADDENDUM
                                  March 30 1999

In accordance with Article XXVI of the collective bargaining agreement between the parties, the Company and the Union agree to change the individual incentive plan to a group incentive to be known hereinafter as the pay Plus Bonus plan
(PPB). It is agreed that this new system will take effect on date to be determined.

The purpose of implementing a new pay system is to align pay practices with company goals and objectives in the areas of Quality, Productivity and Customer service. The company proposes to make this change with no negative impact on pay as long as plant performance does not fall below current level pf performance which is established at 19% (4% Quality, 8% Productivity, and 7% Customer Service.) Base Rates and bonus levels were designed to accomplish this.

         I. Defining Bonus Eligibility:

Levels One and Two are direct labor positions. Employees performing this work will be eligible to earn full plant bonus each week plus base rate. They must meet minimum requirements for their position before reaching "qualified status" and moving from "New Hire" rate to minimum rate of the job level. Employees whose disciplinary action under the progressive disciplinary procedure. Employees who exceed minimum performance levels on a consistent basis may receive a base rate adjustment as defined under "Rate Adjustment Section."

Level Three are indirect labor positions. These employees will earn plant bonus for each week in excess of 19% which is considered the bonus hurdle. The 19% is bonus for achieving a 98% rating on customer service, a 94% Quality Score and an average of 8%bonus on productivity over the past 12 week. Indirect employees under Pay Plus earn a bonus for any improvement in current plant performance. Baseline performance in Columbus =

Quality 94%; Customer service 98%; and Productivity at average during the past 12 weeks of 8% bonus. In the event that the plant bonus falls at or below 19%, indirect employees receive their base rate pay.

New Hires: An hew hire receives a hiring rate of $8.00 Per hr. with interim increase as specified in the contract. When they complete specified training period they receive the rate of the job in level three or the minimum of the range in levels one or two plus appropriate bonus for the assigned level.

         II. Definitions:

Classification - defined by the current job titles as listed n Appendix A under this addendum.

Level - Established payroll groupings defined in the PPB proposal as 1, 2, 3, & 4 in appendix A.

Range - define minimum, mid-point and maximum pay rates for Levels 1 and 2.

Drop - means moving from Level 1 to 2, 1 to 3, and 2 to 3.

Moving up - means moving from level 2 to 1, 3 to 1 and 3 to 2.

         III. Establishment of base rates from movement between job classifications and levels:


              A. An existing employee who changes his/her classifications that involves a drop from Level one to level two would retain his/her current base rate or the midpoint of the new range, whichever is lower.

                     An employee who drops to a Level three position will receive the base rate for the position plus the level three bonus.

              B. An existing employee who changes his/her classification that involves moving up from one pay level to another would receive a $.50 increase to his/her current base rate or the minimum of the new range (whichever is higher). The employee must qualify on the new job prior to receiving a base rate increase.

              C. An existing employee who moves from classification to classification within a pay level (Levels 1 & 2) would remain at his/her current base rate. Rate Adjustments would be considered as described in Section entitled "Base Rate Changes for Newly Hired, Transferred or Existing Employees."

       IV.    Base Rate Changes for Newly Hired, Transferred, or Existing
              Employees:

Level 1 and 2 employees may petition the Company for a base rate increase of $.50. A request should be submitted to the Company by the Union for a performance evaluation that will involve a review of that individual's performance based upon the individual skills defined in the PPB program (Quality, Productivity, Customer Service.)

An individual's base rate can be adjusted based on the following: Achieving a productivity rate of 29% greater than his/her current standard of productivity and maintaining that rate for 60 days; having no documented quality counseling during previous 60 days; and having no documented attendance warnings.

All requests for reevaluation may be made no more than three times during the year with no less than three (3) months between requests.

       V. Any one employee can have up to a maximum of three (3) additional skills. Each additional skill will receive a twenty-five (.25) cents premium applied to their current base rate and shall remain a permanent part of their base rate as long as the employee is deemed a "Multi-Skilled Employee." EMPLOYEES WITH MULTI-SKILLED POSITIONS AND PAY AS OF OCTOBER 15, 2001 WILL NOT LOSE THEIR STATUS OR PAY AS LONG AS THEY MAINTAIN THEIR SKILLS. IT IS THE COMPANY'S INTENTION TO EVENTUALLY HAVE AT LEAST EIGHT INDIVIDUALS PER SHIFT WHO WILL BE ELIGIBLE FOR "MULTI-SKILLED EMPLOYEE" STATUS.

       A bid shall be posted for a "Multi-skilled Employee" for a particular job. Bidding procedures will be followed as defined in the Columbus contract.

       All bidders shall be required to establish competency and the final selection of successful bidder(s) will be based upon seniority. Competency will be determined by the Company and may require the employee to physically perform the job in question for a period of time no to exceed two (2) weeks. This applies only to the bid process for multi-skilled positions.

       If more than 16 qualified employees respond to posting, company will use rule of seniority for selection.

       The Company agrees there will be no upward assignments, only lateral (within level) or downward (down level) movements for employees other than multi-skilled employees.

                          CHANGES TO EXISTING CONTRACT
                                    ARTICLES:

       3.07 Second paragraph - change "Base rate on a new classification" to "job level and pay range."

4.06 G  Delete

4.08 Reference to pay at average does no apply under pay plus . Employee would receive his/her base rate plus bonus.

7.03F  This paragraph is replaced by "Pay for Skill" language.

7.03G  Agree to delete last sentence - does not apply.

7.03J  Agree this paragraph does not apply under PPB

7.03K  Agree to delete - does not apply

7.09 Equalization of work wherever Practicable - Company agreed under the Pay Plus Environment that it would consider fairness as intended in this article. Company further agreed if there is an issue we will meet with the Union to discuss.

7.15   Second paragraph does not apply under Pay Plus

8.01   A, B (i) and B (ii) - Hiring Rate:

This section is replaced by Section I of the Pay Plus Addendum.

8.02 Rates and Pay levels for all classifications are addressed in APPENDIX A of the Pay Plus Addendum.

8.03   Change "basic" to "base."

8.04,  8.05, 8.06, 8.07 - Clean up reference to "incentive and Hourly."

8.09   Change "rate" to "job level and pay range."

8.10   Delete - Does not apply under pay plus

8.11   First paragraph - Delete reference to "incentive classification"

       Third paragraph - Does not apply

       Last paragraph - Does not apply

8.12   Delete A & B

Last paragraph addressed under "Pay for Skill" in Addendum

8.13   Delete reference to incentive and hourly

8.14   First paragraph - replace basic rate with "minimum standard."

Second paragraph - Does not apply

ARTICLE IX - See revised Article IX attached.

10.09, 11.02, Article XIV, 17.02 - Delete reference to incentive and hourly

22.06  Does not apply under Pay Plus.

NOTE:

Company and Union agree that any other contract references to "Incentive or Hourly" which are not noted above would also not apply under Pay Plus.

Company agrees that all 1997 contract language no specifically changed herein will remain intact as written.

Company agrees to a sixty-day guarantee of rates from the start date of Pay Plus. Employees during that time will receive the higher of their current average or rate of pay or the new pay plus pay.

PAY PLUS PRODUCTIVITY IMPROVEMENT COMMITTEE:

The Union and Company agree to form a committee consisting of five Union and five Company representatives , those members selected by the Union and Company respectively at their discretion. This committee will meet as needed but no less than once a month. The purpose of this committee is to present and discuss issues concerning communication, problem resolution, opportunities for improvement and the like.

                            PAY PLUS BONUS - ADDENDUM
                                   APPENDIX A

                        CLASSIFICATION AND RATE SCHEDULE
                        SIMMONS COMPANY - COLUMUBS PLANT
                              PAY PLUS BONUS RATES
             As of October 16, 2001 (First added on March 30, 1999)

                        Production Positions - Pay Levels

Level 1:  Range - Min   $11.95    Mid    $14.20    Max  $16.45
          Quilt Operator/Double Overcaster
          Closer
          Coil Operator

Level 2:  Range - Min  $10.45   Mid  $ 12.20    Max  $ 13.95
          Quilt Utility
          Pillow Top Sewer/Blindstich
          Overcaster
          Hog Ring
          Boxspring Sewer
          Boxspring Top Off

          Boxspring Upholstery
          Boxspring Framer
          HMB Operator
          Bechick Operator

Level 3:  Range - Rate of the Job
          Group (a)        $11.10
                           Cutter
                           Janitor/Baler
                           Fold & Inspect covers
                           Lead Inspector & Coordinator
         Group (b)         $11.32
                           Receiving:
                           Construction Opener
                           Fork Lift operator
                           Truck Checker
                           Shipping:
                           Truck Loaders
                           Sort & Stack
         Group ( c)       $11.49
                           Utility
                           Inspector/Packer
                           Material Handlers - heavy

Level 4:  Pay Rate $8.00
         New Hires

Light Duty Rate:
         Quarterly Average

Pay Rate for Vacation/Holiday/Other Paid Leave
         Current Quarterly Average Rate

Notes:

       1. Level 3. Employees never earn lower than their present base rate as defined in appendix A of Pay Plus addendum. They receive plant bonus when Plant Performance Exceeds 19% Hurdle.

       2. Company has agreed to establish a new classification called "Quilt Utility." This will combine "Labeler" , "repair, "service", one inspector and one utility. This will be a Level 2 job. Level 3 employees currently in level3 will go to the minimum rate of Level 2 and receive plant-wide bonus plus base rate.

       3. Company has agreed to establish a new classification combining quilt machine operators and double overcasters. This will be a Level 1 job. Existing double overcasters will move to Level 1 at the maximum of the range ($16.45) as the base rate.

       4. Recall rights for employees currently eligible for recall> These employees may be recalled with base rates set as for existing employees entering Pay Plus startup.

PAY RANGES:

         LEVEL 1

                           11.95    14.20   16.45
         LEVEL 2
                           10.45    12.20   13/95
         LEVEL 3
(A)      11.10
(B)      11.32
(C)      11.49

                         ADDENDUM - "REVISED ARTICLE IX"

9.01 INCENTIVE COMPENSATION PLAN. It is agreed that the Company, at any time, may install an incentive compensation plan in any operation job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented, the Company will provide the incentive earnings opportunity for the Plant, as a whole, that will approximate the incentive earnings opportunity which existed prior to the implementation of the new incentive program. Effective September 1, 1998, the Standard Allowed Hour system used to establish individual incentive earnings opportunities was replaced with the Pay Plus Bonus program which provides for a plant-wide incentive opportunity base on quality, productivity, and customer service performance. SAH calculations will continue to be used to compute plant wide productivity under this program

With not less than forty-five (45) day written notice to the Union, the Company may change back to the 12997 contact's Incentive Compensation language.

9.02. NEW OR VARIED JOBS AND OPERATIONS. If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operations experience time shall begin on the date of this notification.

Whenever time studies are necessary, the floor observations of the Company's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job.

The Company shall select an average operator, or as close to average as possible, for time study methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for other specific job.

9.03. Replace with PPB information packet labeled Col. P.P.B. Addendum & D.C. "Exhibit A."

9.04 PROCEDURAL INTERPRETATION OF SECTION. Current standards are guaranteed unless the Company makes a change in method, means, process, equipment, production condition, or product design. Where such change results in and addition to the standard task time, and adjustment will be made to proportionately reflect the change.

In this instances where the change results in greater output, the time will be proportionally adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

Where the change represents less than five percent (5%) of the cycle base minute, the Company will use standard data from its back of appropriate basic time study standards in determining the new task time reflecting the change. The company may re-study the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken where standards were set by negotiations or where element breakdown was not measured or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content the Company will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated all other changes from the time the standards were last established will of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH.

In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding, must be initiated in writing by the Time Study Department. For identification purposes, the Company, on October 15, 1973 installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated Union official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

9.05     GRIEVING CHANGES IN STANDARD

(Replaces A & B)

                     A. If there is a change in any standard, the Company will provide the Union with the methods description at the time the change is made effective. The Union has thirty (30) days to grieve the new standard and if not grieved with thirty days, the Union will lose the right to grieve and/or arbitrate the new standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

C & D (unchanged)

                      MEMORANDUM OF UNDERSTANDING REGARDING
             THE SUBSTITUTION OF THE SIMMONS MANUFACTURING CO., LLC, FOR SIMMONS COMPANY IN COLLECTIVE BARGAINING AGREEMENT

       WHEREAS, the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 424, and Simmons Company have entered into a collectively bargained Labor Agreement commencing October 15, 2001 through October 15, 2004, for certain employees at its plant located at Columbus, Ohio;

       WHEREAS, effective December 31, 2001, the Simmons Company employees represented by Local No. 424 will, for corporate tax purposes, become employees of The Simmons Manufacturing Co., LLC, and;

       WHEREAS, because said represented employees will, on December 31, 2001, become employees of The Simmons Manufacturing Co., LLC, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in said Labor Agreement, and shall therefore, be bound by the terms and conditions of said Labor Agreement.

       NOW THEREFORE BE IT RESOLVED; that effective December 31, 2001, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in the Labor Agreement, and The Simmons Manufacturing Co., LLC shall recognize and assume the legal obligations of the Labor Agreement, and;

       FURTHER RESOLVED; that effective December 31, 2001, on behalf of Simmons Company, The Simmons Manufacturing Co., LLC, and the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 424, the undersigned acknowledge their agreement as to the binding nature of their collectively bargained Labor Agreement on The Simmons Manufacturing Co., LLC.



---------------------------------------------------
Daniel P. Murphy
Counsel for Simmons Company and The Simmons Manufacturing Co., LLC

Dated this _____ day of February 2001.


---------------------------------------------------
David Caldwell

The United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 424

Dated this _____ day of February 2001.


                                      -1-